UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 W. Axton Road, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Effective February 19, 2014, we entered into a share purchase agreement, with Albert Klyne and family and 1454004 Alberta Ltd., an Alberta, Canada corporation. Klyne is the sole shareholder of 1454004 Alberta. Pursuant to the agreement, we have agreed to purchase from Klyne 100% of the issued and outstanding shares of 1454004 Alberta. As consideration, we have agreed to issue to Klyne 19,500,000 shares of our common stock.

Upon completion of the terms of the agreement, 1454004 Alberta will become our wholly-owned subsidiary. 1454004 Alberta holds 50% of the issued and outstanding shares of CleanGen Inc., an Alberta, Canada corporation that operates CleanGen Power Corp. and Cutting Edge Tire Recycling LP.

In accordance with the agreement, CleanGen Inc. is required to provide our company with audited financial statements within 75 days of executing the agreement. Once received, will file an amended Current Report on Form 8-K to include the financial statements of CleanGen Inc.

Pursuant to the agreement, we have issued an aggregate of 19,500,000 shares of our common stock to 2 non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Share Purchase Agreement dated February 19, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: March 5th, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President and Director

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